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                                                                   EXHIBIT 10.25


                         AGREEMENT AND GENERAL RELEASE
                         -----------------------------

          Tularik Inc., Two Corporate Drive, San Francisco, CA 94080, its affiliates, subsidiaries, divisions, successors and assigns and the employees, officers, directors and agents thereof (collectively referred to throughout this Agreement as "Tularik"), and John P. McLaughlin, 523 Occidental Avenue, San Mateo, CA 94022 ("Mr. McLaughlin") agree that:

          1.  Last Day of Employment.  Mr. McLaughlin's last day of employment
              ----------------------
with Tularik is September 30, 1999.

          2.  Resignation.  Effective as of September 30, 1999, Mr. McLaughlin
              -----------
hereby resigns as President of Tularik and as an officer or director of any affiliated or related entities.

          3.  Consideration.  In consideration for signing this Agreement and
              -------------
General Release and compliance with the promises made herein, Tularik agrees:

          a. to pay to Mr. McLaughlin salary equal to $11,538.46 bi-weekly, less lawful deductions, for a period commencing on October 1, 1999 and ending on the later to occur of: (i) December 31, 1999; and (ii) the earlier to occur of
(A) June 30, 2000; and (B) the date Mr. McLaughlin secures "employment" with another entity (hereinafter, the "Successor Employment Date"). For purposes of this Agreement, the phrase "employment" shall be understood to include any occupation, profession, trade, business or commercial activity to which Mr. McLaughlin devotes a substantial portion of his time, irrespective of whether Mr. McLaughlin receives compensation (including, without limitation, cash, equity or in-kind) for such activity. In the event Mr. McLaughlin secures employment with another entity following December 31, 1999 but prior to June 30, 2000, Tularik shall, for a period commencing on the Successor Employment Date and ending on June 30, 2000, pay Mr. McLaughlin salary equal to the difference, if any, between: (I) $11,538.46 bi-weekly, less lawful deductions; and (II) the remuneration received by Mr. McLaughlin from such employment for equivalent periods. In the event the remuneration received by Mr. McLaughlin from such employment for equivalent periods at any time exceeds $11,538.46 bi-weekly, less lawful deductions, Tularik shall be relieved of the obligation to pay to Mr. McLaughlin salary for such equivalent period. In the event Mr. McLaughlin shall die prior to June 30, 2000, Mr. McLaughlin's beneficiary shall be entitled to receive a payment equal to $11,538.46 bi-weekly, less lawful deductions, for a period commencing on the date of Mr. McLaughlin's death and ending on June 30, 2000. In the event Mr. McLaughlin receives non-cash compensation from such employment, the remuneration received by Mr. McLaughlin from such employment for equivalent periods for purposes of Section 3(a)(II) above shall be deemed to equal the fair market value of such compensation;

          b. to pay to Mr. McLaughlin accrued but unused vacation pay equal to $5,591.54 in the October 14, 1999 bi-weekly paycheck;

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          c.  to maintain Tularik's contribution to the medical, dental, vision and prescription drug coverage provided to Mr. McLaughlin and his eligible dependents, under the same terms and conditions (including those for co-pays, deductibles and premium contributions) as those applicable to Tularik's regular salaried employees until the earlier to occur of: (i) June 30, 2000; and (ii) the date Mr. McLaughlin becomes fully eligible for any such coverage from a new employer, it being understood that "fully eligible" shall mean eligible for such coverage without regard to any waiting period or pre-existing condition clauses that may be contained in such new employer's benefit plans;

          d. to vest 37,500 options to purchase Tularik common stock previously granted to Mr. McLaughlin as of September 30, 1999, notwithstanding that such options would not otherwise be fully vested until December 31, 1999;

provided, however, that the foregoing payments and services shall not be made or
--------  -------
provided to Mr. McLaughlin unless Tularik receives the letter from Mr. McLaughlin in the form attached hereto as Exhibit "A" at least seven (7) days following the day he executes this Agreement and General Release.

          4.  Covenants of Mr. McLaughlin.  In consideration for the execution
              ---------------------------
by Tularik of this Agreement and General Release and compliance with the promises made herein, Mr. McLaughlin covenants and agrees to apprise Tularik of the date that Mr. McLaughlin secures employment (as that term is used herein) and the date Mr. McLaughlin becomes fully eligible for any medical, dental, vision and prescription drug coverage from an employer. Mr. McLaughlin shall provide Tularik with a paycheck stub evidencing the foregoing on or immediately following the Successor Employment Date. Mr. McLaughlin covenants and agrees to return and deliver (i) all documents and written materials and (ii) all Tularik-owned property in good repair and working condition to the Tularik corporate offices on or before December 31, 1999. Mr. McLaughlin will refrain from criticizing, expressly or impliedly, the past and present decisions, policies and practices of Tularik, including its affiliates, and any officer, employee and director thereof and from making any disparaging statements or remarks about Tularik, its affiliates, its directors, officers, employees and those persons having any business relationship with Tularik and its affiliates, including their competitors. Tularik will refrain from making any disparaging statements or remarks about Mr. McLaughlin or his job performance. Mr. McLaughlin agrees to be available to assist Tularik and fully cooperate in any matters relating to actions taken or decisions made in his capacity as an employee of Tularik at any time on or before December 31, 1999.

          5.  No Consideration Absent Execution of this Agreement.  Mr.
              ---------------------------------------------------
McLaughlin understands and agrees that he would not receive the monies and/or benefits specified in paragraph "3" above, except for his execution of this Agreement and General Release and the fulfillment of the promises contained herein. Mr. McLaughlin understands and agrees that the monies and/or benefits specified in paragraph "3" above are greater than the monies and/or benefits

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Mr. McLaughlin would have received in the event paragraph "7" below did not release Tularik from any and all claims under the Age Discrimination in Employment Act of 1967, as amended.

          6.  Revocation.  Mr. McLaughlin may revoke this Agreement and General
              ----------
Release for a period of seven (7) days following the day he executes this Agreement and General Release. Any revocation within this period must be submitted, in writing, to William J. Rieflin and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to William J. Rieflin or his designee, or mailed to William
J. Rieflin and postmarked within seven (7) days of execution of this Agreement and General Release. This Agreement and General Release shall not become effective or enforceable until the revocation period has expired. If the last day of the revocation period is a Saturday, Sunday or legal holiday in California, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday.

          7.  General Release of Claim.  Mr. McLaughlin knowingly and
              ------------------------
voluntarily releases and forever discharges Tularik, of and from any and all claims, known and unknown, which against Tularik, Mr. McLaughlin, his heirs, executors, administrators, successors, and assigns (referred to collectively throughout this Agreement as "Mr. McLaughlin") have or may have as of the date of execution of this Agreement and General Release, including, but not limited to, any alleged violation of:

 .    The National Labor Relations Act, as amended;

 .    Title VII of the Civil Rights Act of 1964, as amended;

 .    Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

 .    The Employee Retirement Income Security Act of 1974, as amended;

 .    The Immigration Reform Control Act, as amended;

 .    The Americans with Disabilities Act of 1990, as amended;

 .    The Age Discrimination in Employment Act of 1967, as amended;
 .    The Fair Labor Standards Act, as amended;

 .    The Occupational Safety and Health Act, as amended;

 .    The Family and Medical Leave Act of 1993;

 .    The California Occupational Safety and Health Act, as amended;

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 .    The California Fair Employment and Housing Act, as amended;

 .    The California Civil Rights Act, as amended;

 .    The California Minimum Wage Law, as amended;

 .    Equal Pay Law for California, as amended;

 .    any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

 .    any public policy, contract, tort, or common law; or

 .    any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

          8.  No Claims Permitted.  Mr. McLaughlin waives his right to file any
              -------------------
charge or complaint on his own behalf and/or to participate in any charge or complaint which may be made by any other person or organization on his behalf before any federal, state or local court or administrative agency against Tularik, except as such waiver is prohibited by law. Should any such charge or complaint be filed Mr. McLaughlin agrees that he will not accept any relief or recovery therefrom. Mr. McLaughlin confirms that no charge, complaint, or action exists in any forum or form. Except as prohibited by law, in the event that any such claim is filed, it shall be dismissed with prejudice upon presentation of this Agreement and General Release and Mr. McLaughlin shall reimburse Tularik for the costs, including attorney's fees, of defending any such action.

          9.  No Participation In Claims.  Mr. McLaughlin waives any right to in
              --------------------------
any way voluntarily assist any individual or entity in commencing or prosecuting any action or proceeding including, but not limited to, any administrative agency claims, charges or complaints and/or any lawsuit against Tularik, or to in any way voluntarily participate or cooperate in any such action or proceeding, except as such waiver is prohibited law.

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         10.  Confidentiality.  Mr. McLaughlin and his attorney agree not to
               ---------------
disclose any information regarding the existence or substance of this Agreement and General Release.

          11.  No Future Application for Employment.  Mr. McLaughlin shall not
               ------------------------------------
apply in the future for employment with Tularik.

          12.  Governing Law and Interpretation.  This Agreement and General
               --------------------------------
Release shall be governed and conformed in accordance with the laws of the State of California without regard to its conflict of laws provision. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the general release language such provision shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any reason, Mr. McLaughlin shall return the consideration paid hereunder to Tularik.

          13.  Nonadmission of Wrongdoing.  Mr. McLaughlin agrees that neither
               --------------------------
this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by Tularik of any liability or unlawful conduct of any kind.

          14.  Amendment.  This Agreement and General Release may not be
               ---------
modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement and General Release.

          15.  Entire Agreement.  This Agreement and General Release sets forth
               ----------------
the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties.

          MR. MCLAUGHLIN HAS BEEN ADVISED THAT HE HAS AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH "3" ABOVE, MR. MCLAUGHLIN FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST TULARIK INC.

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IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this
Agreement and General Release as of the date set forth below:


                              /s/ John P. McLaughlin
------------------------      ----------------------
Witness                        John P. McLaughlin

------------------------      ----------------------
Date                           Date



                            Tularik Inc.


                           By: /s/ David V. Goeddel
                              ---------------------
                              Name
                              _____________________
                              Title
                              _____________________
                              Date

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                                 EXHIBIT A
                                 ---------



William J. Rieflin
Tularik Inc.
Two Corporate Drive
South San Francisco, CA  94080



                         Re:  Agreement and General Release
                              -----------------------------

Dear Bill:

          On September 30th, 1999 I executed an Agreement and General Release between Tularik Inc. and me. I was advised, in writing, to consult with an attorney of my choosing, prior to executing this Agreement and General Release.

          More than seven (7) days have elapsed since I executed the above-mentioned Agreement and General Release. I have at no time revoked my acceptance or execution of that Agreement and General Release and hereby reaffirm my acceptance of that Agreement and General Release. Therefore, in accordance with the terms of our Agreement and General Release, I hereby request payment of the monies described in paragraph 3 of that Agreement.

Very truly yours,


/s/ John P. McLaughlin

John P. McLaughlin

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John P. McLaughlin
523 Occidental Avenue
San Mateo, CA  94022



                         Re:  Agreement and General Release
                              -----------------------------

Dear John:

          This letter confirms that on      , I personally delivered or
                                       -----
forwarded to you the enclosed Agreement and General Release.  You have until to consider this Agreement and General Release.  To this end, we advise you
----
to consult with an attorney of your choosing prior to executing this Agreement and General Release.


Very truly yours,


/s/ David V. Goeddel

David V. Goeddel
Chief Executive Officer

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